Exhibit 99.2

Investors:

Kyle Bland: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. TO DISCUSS 2016 OPERATING AND CAPITAL ALLOCATION

PRIORITIES AT ITS INVESTOR DAY

•	Expects 2016 Consolidated Adjusted EBITDA to increase to between $210 million and $235 million

•	Supports SXCP de-levering efforts to preserve partnership value

•	Plans to suspend quarterly cash dividend to maintain liquidity

Lisle, Ill. (December 17, 2015) – Today, SunCoke Energy, Inc.’s (NYSE: SXC) senior management team will outline its strategic priorities and provide 2016 guidance at its joint 2015 Investor Day with SunCoke Energy Partners, L.P. (NYSE: SXCP).

Despite the challenging headwinds facing its steel and coal customers, SXC expects to deliver higher 2016 Consolidated Adjusted EBITDA of between $210 million and $235 million. This increase reflects a full-year contribution from SXCP’s acquisition of the Convent Marine Terminal, improved operational stability and cost performance at Indiana Harbor, and streamlined corporate expense, partially offset by lower domestic coke results.

“With the exception of Indiana Harbor, our assets continue to perform well and our long-term, take-or-pay contracts remain fully intact,” said Fritz Henderson, Chairman, President and CEO of SunCoke Energy, Inc. “However, given increased uncertainty in the current business environment, we are taking decisive action to best position SXC for long-term success. This includes shifting our capital allocation strategy to focus on building liquidity and supporting meaningful de-levering at SXCP.”

With the focus on reducing debt at SXCP, SXC plans to grant SXCP an incentive distribution rights (IDR) give-back in 2016 and will evaluate a corporate cost allocation reimbursement holiday for SXCP on a quarterly basis. Based on these actions, SXC’s Board of Directors recommends suspending the quarterly dividend.

Henderson continued, “While we can’t change the industry backdrop, we can pull levers to manage risks. We will remain flexible and responsive to the changing market conditions to best position ourselves to succeed when this cycle improves.”

RELATED COMMUNICATIONS

Our management team is hosting a joint Investor Day with SXCP at the New York Stock Exchange today, at 1:30 pm ET. Presentations will be webcast live and archived for replay for a limited time in the Investor Relations section of the Company’s website at www.suncoke.com.

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SXC 2015 Investor Day

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. We are the sponsor of SunCoke Energy Partners, L.P. (NYSE: SXCP), a publicly traded master limited partnership, holding a 2 percent general partner interest, 54 percent limited partnership interest and all of the incentive distribution rights. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for impairments, coal rationalization costs, sales discounts, and interest, taxes, depreciation and amortization attributable to our equity method investment. Prior to the expiration of our nonconventional fuel tax credits in November 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Company’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they should not be considered a substitute for net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for

SXC 2015 Investor Day

remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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